CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm in the Registration Statement of Allspring Funds Trust and to the use of our report dated December 30, 2021 on the financial statements and financial highlights of 361 Domestic Long/ Short Equity Fund and 361 Global Long/Short Equity Fund, each a series of shares of Investment Managers Series Trust.   Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders which is incorporated by reference into this Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 16, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information for Allspring Global Long/Short Equity Fund and Allspring U.S. Long/Short Equity Fund, two of the funds comprising Allspring Funds Trust (formerly, Wells Fargo Funds Trust).

/s/ KPMG LLP

Boston, Massachusetts
December 16, 2022